UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2026
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.
The Board of Directors of Carter Bankshares, Inc. (the “Company”) has established the Carter Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Company will offer up to 1,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), to existing shareholders of the Company for purchase under the Plan. The Plan provides enrolled participants with the opportunity to purchase additional shares of Common Stock through the reinvestment of dividends and through additional cash purchases. The Plan is administered by Computershare Trust Company, N.A., the Company’s transfer agent.

Shareholders may enroll in the Plan at any time, although dividend reinvestments will not begin until the first dividend, if any, declared and paid after August 24, 2026. The dividend declared by the Company on July 22, 2026 and payable on August 24, 2026 to shareholders of record on August 10, 2026, is not eligible for reinvestment under the Plan.

The Company has filed a registration statement on Form S-3D with the Securities and Exchange Commission in connection with the shares of Common Stock offered under the Plan, effective August 11, 2026. A copy of the Plan prospectus, which contains a full description of the Plan’s terms and conditions and enrollment procedures, is included in the registration statement.

A copy of the Company’s press release dated August 11, 2026 is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1    Press release of Carter Bankshares, Inc., dated August 11, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: August 11, 2026	By:	/s/ Litz H. Van Dyke
	Name:	Litz H. Van Dyke
	Title:	Chief Executive Officer
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